COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
          DREYFUS MIDCAP INDEX FUND WITH THE STANDARD &
          POOR'S MIDCAP 400 INDEX AND THE STANDARD & POOR'S
          500 COMPOSITE STOCK PRICE INDEX

          EXHIBIT A:
          ______________________________________________________
         |                          STANDARD        STANDARD
         |            DREYFUS      & POOR'S 500     & POOR'S
         |  PERIOD     MIDCAP    COMPOSITE STOCK    MIDCAP 400
         |           INDEX FUND   PRICE INDEX *      INDEX *
         |------------------------------------------------------
         | 6/19/91       10,000            10,000        10,000
         | 10/31/91      10,952            10,675        11,547
         | 10/31/92      12,123            11,737        12,612
         | 10/31/93      14,695            13,487        15,327
         | 10/31/94      14,973            14,007        15,691
         | 10/31/95      18,084            17,706        19,020
         | 10/31/96      21,095            21,970        22,320
         |------------------------------------------------------

          * Source: Lipper Analytical Services, Inc.